                                                                 EXHIBIT 10.6
                                    AGREEMENT

Dated: December 10, 1997

      Interlake Transportation, Inc., a Delaware corporation with its principal place of business at Three Landmark Square, Stamford, CT 06901 (hereinafter called the "Seller"), has agreed to sell, and Moran Towing Corporation, a New York corporation with its principal place of business at Two Greenwich Plaza, Greenwich, Connecticut 06830 (hereinafter called the "Buyer"), has agreed to buy the following marine equipment:

      Name: the tug April (to be renamed "April Moran") further described as:

      Classification Society/Class: American Bureau of Shipping/+A1
                                    Towing Service, +AMS

      Built:      6/30/82     By:         McDermott Shipyards

      Flag:      United States Homeport:  Philadelphia, Pennsylvania

      Call Sign: WRA 7927     Grt/Nrt:    272/185

      Register Number: 644241

(hereinafter called the "Tug"). The purchase of the Tug shall be on the following terms and conditions:

      DEFINITIONS

      "Banking Days" are days on which banks are open in New York, New York.

      "In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, a telex or a telefax.

      "Classification Society" means the Society referred to above. "Class" means the designation of the Tug conferred by the Classification Society.

1. PURCHASE PRICE - Buyer shall (i) assume the debt as described on attached Schedule A (the "Assumed Debts"), and (ii) pay, or be paid, the cash purchase price calculated on Schedule A.

2.    PAYMENT

      On delivery of the Tug and the documentation set forth in paragraph 5, the Purchase Price shall be paid in full in immediately available U.S. funds via wire transfer to such bank account as may be directed in writing by Seller or Buyer, as the case may be or their respective Assignees, or if no such account is specified, by cashier's or bank teller's check.

3.    SPARES/BUNKERS, ETC; EXISTING BAREBOAT CHARTER.

      a) The Tug is currently in possession of the Buyer pursuant to a bareboat charter, dated February 21, 1997 (the "Bareboat Charter") and shall become the property of the Buyer together with her full equipment, spares and appurtenances.

      b) Upon delivery of the Tug pursuant to the terms hereof, the Bareboat Charter shall terminate and be of no further force and effect. In connection with the termination of such Bareboat Charter, Seller shall pay to Buyer an amount equal to $200,000, as a retroactive charter hire adjustment, less unpaid charter hire payable by Buyer in respect of the months of October and November 1997 in the amount of $167,140. The net payment by Seller to Buyer upon termination of such Bareboat Charter shall be $32,860.

4.    DOCUMENTATION

      Place of delivery: wherever the Tug is situated on the date of the closing.

      Time of delivery: a date mutually agreeable to Seller and Buyer, but no later than December 31, 1997.

      a) In exchange for payment of the Purchase Price, the Seller shall furnish the Buyer with the following delivery documents:

            4.1 A valid and original bill of sale for the Tug in a form recordable in the United States, duly notarially attested, reflecting that the sale is "AS IS, WHERE IS," and warranting that the Tug is free from all incumbrances, mortgages and liens and from any other debts or claims whatsoever, except the Assumed Debts.

            4.2 The current Certificate of Documentation for the Tug issued by the United States Coast Guard.

            4.3 A fax copy of Confirmation of Class for the Tug issued on a recent date, with the originals sent the same day as the fax by overnight courier to Buyer c/o Moran Services Corporation, Two Greenwich Plaza, Greenwich, CT 06830.

            4.4 Any such additional documents as may be required by the competent authorities in the United States for the purpose of registering the Tug in the name of the Buyer.

            4.5 A copy of resolutions of the Board of Directors of Seller approving the sale of the Tug to Buyer and authorizing execution and delivery of all documents necessary to effectuate said sale.

      b) The Buyer shall furnish to the Seller, in addition to the Purchase Price, (i) a copy of resolutions of the Board of Directors of Buyer, approving the purchase of the Tug by Buyer and authorizing execution and delivery of all documents necessary to effectuate said sale and to assume the Assumed Debts, and (ii) such assumption documents as are required for Buyer to assume the Assumed Debts.

      c) Concurrently with delivery of the Tug, Buyer and Seller shall sign and exchange with each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Tug from Seller to Buyer.

      d) Concurrently with delivery of the Tug, Seller shall deliver to Buyer or to its duly authorized representative, one set of certificates, drawings, instruction books, operational manuals and plans applicable to the Tug that are in Seller's possession on the date of this Agreement. Notwithstanding the foregoing, Seller may retain manuals in its office that are the sole copies and that pertain also to other vessels owned by Seller provided that a copy thereof of is provided to Buyer.

      e) Concurrently with the delivery of the Tug, the Seller shall effect payment to Buyer in the amount of $32,860, as contemplated by
            Section 3(b) hereof.

      f) Concurrently with the delivery of the Tug, the Seller shall deliver a release of mortgage in such form as is acceptable to the Buyer.

5.    ASSIGNMENT

      Buyer shall have the right to assign to an affiliate all Buyer's rights hereunder to purchase the Tug. In such event, Buyer shall given written notice thereof to Seller at least two Banking Days prior to the closing date, said notice to contain all necessary information to enable Seller to prepare the closing documents set forth in paragraph 4. Said affiliate shall be a citizen of the United States, within the meaning of Section 2 of the Shipping Act, 1916, as amended, entitled to own a vessel engaged in the United States coastwise trade.

6.    ENCUMBRANCES

      Seller warrants that the Tug, at the time of delivery, shall be free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever, except the Assumed Debts. The Seller hereby undertakes to indemnify the Buyer against all consequences arising out of any breach of said warranty. Seller's undertaking shall survive the closing.

      Except as expressly warranted above, Seller makes no warranties or representations express or implied, as to the value of the Tug or as to the seaworthiness, condition, design, operation, fitness for a particular purpose or trade or merchantability of the Tug or any parts or equipment thereof. The Tug is sold "AS IS, WHERE IS."

      In the event that the documents referred to in paragraph 4.5 and 4(b)(i) are not presented at the delivery of the Tug, each side represents and warrants to the other that it is authorized to consummate the transactions contemplated by this Agreement and that it will deliver said documents as soon as reasonably practical.

7.    TAXES, ETC.

      Any taxes, fees and expenses in connection with the purchase and registration under the Buyer's name shall be for the Buyer's account. Fees and expenses in connection with the deletion of the Seller's name from the U.S. Coast Guard register shall be for Seller's account.

8.    CONDITION ON DELIVERY

      The Tug with everything belonging to her shall be at the Seller's risk and expense until she is delivered to the Buyer, subject to the terms and conditions of this Agreement, fair wear and tear excepted.

      Notwithstanding the foregoing, the Tug shall be delivered with her class maintained without condition/recommendation, free of average damage affecting the Tug's class, and with her classification certificates and national certificates, as well as all other certificates the Tug had at the time of inspection, valid and unextended without condition/recommendation by Class or the relevant authorities at the time of delivery.

      Notwithstanding the foregoing, Seller shall be entitled to remove from the Tug certificates of documentation, radio licenses, COFRs, Tovalop and such other documents as may be required to be removed by law.

9.    LOSS OR DAMAGE

      In the event that the Tug becomes a loss or a constructive total loss prior to delivery hereunder to Buyer, this Agreement shall become null and void.

      In the event that the Tug is damaged prior to delivery hereunder to Buyer, Seller shall be responsible for repairing all such damage to the reasonable satisfaction of Buyer's surveyor to the extent that Buyer is not required to make such repairs under the terms of the Bareboat Charter. Said repair shall be completed prior to deliver of the Tug hereunder and, for such purpose, the closing may be rescheduled at a mutually agreeable date no later than December 31, 1997. If, based on surveyors' estimates, the Tug cannot be repaired within that time or if the cost of repairs will exceed $500,000.00, either party may cancel this Agreement on written notice to the other.

10.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at Connecticut, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc., New York.

11.   WARRANTY OF U.S. CITIZENSHIP

            11.1 Seller represents and warrants that it is and shall remain through the date of delivery of the Tug a citizen of the United States within the meaning Section 2 of the Shipping Act of 1916, as amended, entitled to own a vessel engaged in the United States coastwise trade. Seller further represents and warrants that it is the sole owner of the Tug and is possessed of full authority to enter into and perform this Agreement.

            11.2 Buyer represents and warrants that it, and its assignee, if any, are and shall remain through the date of delivery of the Tug a citizen of the United States within the meaning of
                  Section 2 of the Shipping Act of 1916, as amended, entitled to own a vessel engaged in the United States coastwise trade. Buyer further represents that it shall register the Tug under the laws and flag of the United States and it is possessed of full authority to enter into and perform this Agreement.


INTERLAKE TRANSPORTATION,           MORAN TRANSPORTATION COMPANY
INC.

By: /s/ Andrew P. Langlois          By: /s/ Jeffrey J. McAulay
    --------------------------          --------------------------
    Name: Andrew P. Langlois            Name: Jeffrey J. McAulay
    Title: Vice President               Title: Vice President

                                   SCHEDULE A

                                 Purchase Price

                      (Settlement Date = December 10, 1997)


      Seller's Cost                                         $3,500,000.00


      less Debt of Seller to BancBoston Leasing             (3,420,657.76)
           Inc. as of Settlement Date, in respect of current outstanding principal amount of term loan in the original principal amount of $3,500,000 under Construction and Term Loan
           Agreement dated as of May 16, 1997.


                              ------------


          NET PURCHASE PRICE                                $   79,342.24
                                                            =============
          (if positive, due Seller;
           if negative, due Buyer)